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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 26, 2006


                               AMBIENT CORPORATION
             (Exact name of registrant as specified in its charter)


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           Delaware                     0-23723                  98-0166007
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 (State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)
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                 79 CHAPEL STREET, NEWTON, MASSACHUSETTS, 02458
          (Address of principal executive offices, including Zip Code)

                                  617- 332-0004
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On May 26, 2006 (the "Closing Date"), Ambient Corporation (the "Company") raised gross proceeds of $10 million from the private placement to certain accredited institutional and individual investors (the "Investors") of its two-year 8% Senior Secured Convertible Debentures (the "Convertible Debentures"). The transaction was effected pursuant to a Securities Purchase Agreement dated as of May 26, 2006 (the "Securities Purchase Agreement") among the Company and the Investors. In connection with the issuance of the Debentures, the Company issued to the Investors warrants (the "Investor Warrants") to purchase up to 66,666,667 shares of the Company's common stock, par value $0.001 (the "Common Stock"), on the terms and conditions further discussed below. At closing, the Company received net proceeds of approximately $6.85 million after payment of offering related fees and expenses and after repayment of amounts owing with respect to bridge loans advanced by Double U Master Fund LP ("Double U Master Fund") to the Company in January and April 2006. Double U Master Fund participated in the transaction and, accordingly, $1,500,000 in principal amount of such bridge loans (out of a total of $2 million) was offset against the Double U's purchase price of the Convertible Debentures. The proceeds received from the private placement of the Convertible Debentures will be used by the Company primarily for general corporate purposes.

         The Convertible Debentures, issued on May 26, 2006, have a term of two years and are convertible into shares of Common Stock at the holder's option at any time at an initial conversion price of $0.15 per share, subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger and as further described below. Interest on the Convertible Debentures accrues at the rate of 8% per annum and is payable upon conversion, a required repayment or upon maturity, whichever occurs first, and will continue to accrue until the Convertible Debentures are fully converted and/or paid in full. Interest is payable, at the option of the Company, either
(i) in cash, or (2) in shares of Common Stock at a rate equal to the initial conversion rate or as otherwise specified below; provided that interest payments may be made in shares of Common Stock only if on the relevant interest payment date the Registration Statement (as defined below) is then effective.

         Commencing on first business day in September 2006 and on the first business day of each month thereafter, the Company will be required to prepay 4.77% of the aggregate principal amount of the Convertible Debentures issued on the Closing Date together with all accrued interest due and payable up to such repayment date. (Each such date, a "Scheduled Payment Date."). Prior to the effectiveness of the Registration Statement, such amount shall be paid in cash. After the effective date of the registration statement, at the option of the Company, the amount may be paid either in (i) shares of Common Stock at a rate equal to 75% of the value weighted average price (VWAP) of the Common Stock for the ten trading days ending on the trading day immediately preceding the Scheduled Payment Date, provided that at the time of payment there is then in effect an effective Registration Statement or (ii) cash, at 110% of the principal amount due and 100% of all other amounts due. It will be assumed that the Company is electing to make such payment in shares unless the Company gives written notice of its intention to make payment in cash. In any event, holders of Convertible Debentures may continue to convert the Convertible Debentures during the period from the date of the notice until and including the scheduled payment date. In addition, provided the Registration Statement is effective, the Company may prepay the amounts

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outstanding on the Convertible Debentures by giving advance notice and paying an amount equal to 120% of the sum of (x) the principal being prepaid plus (y) the accrued interest thereon. Holders will continue to have the right to convert their Convertible Debentures prior to the actual prepayment.

         Holders of the Convertible Debentures may require the Company to redeem any or all of the outstanding Debentures upon the occurrence of any one or more of the following events of default: (i) the Company's failure to pay principal and interest when due (subject to a five day grace period), (ii) the Company's material breach of any of the representations or warranties made in the Securities Purchase Agreement, (iii) the Company's failure to have stock certificates delivered within a specified time period after delivery of a conversion notice if such failure continues for ten trading days after notice thereof, (iv) the Company's failure to observe any undertaking contained in the Convertible Debentures or the other transaction documents in a material respect if such failure continues for 30 calendar days after notice, (v) the Company's insolvency or liquidation or a bankruptcy event, (vi) the entry of a money judgment or similar process in excess of $750,000 if such judgment remains unvacated for 60 days, or (vii) the suspension of the Common Stock from trading on the OTC Bulletin Board if such suspension continues for ten consecutive trading days. The redemption amount is equal to (i) (x) the principal and accrued interest of the Convertible Debenture being redeemed, divided by (y) the applicable conversion price, multiplied by (ii) the highest closing sale price of the Company's Common Stock from the date of the redemption notice through the payment date.

         Under certain conditions, the Company is entitled to require the Convertible Debenture holders to convert all or a part of the outstanding principal amount of the Debentures. If the closing sale price of the Company's Common Stock as quoted on the OTC Bulletin Board is more than $0.60 (which amount may be adjusted for certain capital events, such as stock splits) on each of fifteen consecutive trading days, then, subject to the conditions specified below, within five trading days after the last day in such period, the Company may, at its option (exercised by written notice to the holders of the Convertible Debentures), require investors to convert all or any part of their Convertible Debentures on or before a specified date, which date shall not be less than 20 and not more than 60 trading days after the date of such notice. Conversion on the date specified shall be at the conversion price then in effect. Holders of Convertible Debentures may continue to convert their debentures after the Company gives such notice. This right is available only if, on the date the Company gives notice of mandatory conversion and on each trading day thereafter through and including the date of mandatory conversion specified in the original notice from the Company, (x) the Registration Statement is effective and (y) there is no Event of Default under the Debenture or other event which, with the giving of notice or the passage of time (that is, without regard to any grace or cure periods), could be declared to be an Event of Default under the Convertible Debenture.

         The Investor Warrants were issued on the Closing Date and first become exercisable on the earlier of (i) the 65th day following issuance or (ii) the effective date of the Registration Statement (as defined below). The Investor Warrants are comprised of (i) Class A warrants which are exercisable through the last day of the month in which the third anniversary of the effective date of the Registration Statement occurs at a per share exercise price of $0.20 and
(ii) Class B warrants which are exercisable through the last day of the month in which the fifth anniversary of the effective date of the Registration Statement occurs at a per share exercise price of $0.25. Holders of the Warrants are entitled to exercise their warrants on a cashless basis following the first anniversary of issuance if the Registration Statement is not in effect at the time of exercise.

         The conversion price of the Convertible Debentures and the exercise price of the Warrants are subject to adjustment. Under the agreements with the holders of the Convertible

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Debentures, the Company agreed that if the Company made certain sales of its
Common Stock (or securities convertible into Common Stock) to any third party during the period from the Closing Date through the date which is the earlier of
(i) the 18th month anniversary of the effective date of the Registration Statement (subject to extension if the effectiveness of the Registration Statement is suspended in the interim) or (ii) the date on which less than $2.5 million in principal amount of the Convertible Debentures remain unconverted (the "Final Lockup Period"), adjustments would be made to the conversion price of the then unconverted Convertible Debentures and to the exercise price of the then unexercised Warrants. The above adjustments do not apply to certain specified transactions, such as the exercise of outstanding options, warrants, or convertible securities, the issuance of securities pursuant to a Company option plans or a non-employee director option plan, or the issuance of options to the Company's directors, officers, and employees, and advisors or consultants, and transactions with strategic investors. The exercise price of the Warrants also is subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger. In addition, in certain cases, the investors may be entitled to receive additional warrants to purchase additional shares.

         The Company also agreed that during the Final Lockup Period, without the prior written consent of the holders of at least 75% of the then outstanding Convertible Debentures, the Company will not enter into any new transaction for the offer or sale of the Company's securities that provides for a variable conversion price or a variable exercise price. The Company also agreed that until the effective date of the Registration Statement it will not enter into any other transaction for the offer or sale of any of its securities and, commencing on the effective date and until the earlier (i) six month anniversary or (ii) the date on which less than $2.5 million in principal amount of the Convertible Debentures remain unconverted, the Company will not enter into any transaction granting the investors in that new transaction registration rights.

         Holders of Convertible Debentures are subject to certain limitations on their rights to convert the Convertible Debentures. The principal limitation is that the holder may not, with certain limited exceptions, convert into a number of shares that would, together with other shares held by the holder, exceed 4.99% of the then outstanding shares of the Company after such conversion. The exercise of the Warrants is subject to a similar limitation.

         To secure the Company's obligations under the Convertible Debentures, the Company granted to the Convertible Debenture holders a security interest in substantially all of the Company's intellectual property under the terms and conditions of a Security Interest Agreement dated as of date of the Convertible Debenture (the "Security Interest Agreement"). The security interest terminates upon the earlier of (i) the date on which less than $2.5 million in principal amount of the Convertible Debentures remain outstanding or (ii) payment or satisfaction of all of the Company's obligations under the Securities Purchase Agreement.

         Pursuant to a Registration Rights Agreement dated as of the date of the Convertible Debentures (the "Registration Rights Agreement") among the Company and the Investors, the Company has undertaken to file, within 30 days after the Closing Date, a registration statement (the "Registration Statement") covering the Common Stock underlying the Convertible Debentures and the Warrants, as well as certain other securities agreed to by the parties. Under certain circumstances, the Company will be obligated to pay liquidated damages to the holders of the Convertible Debentures if the Registration Statement is filed late and/or is not declared effective by the Securities and Exchange Commission within the earlier of (i) five days after notice by the Securities and Exchange Commission that the registration statement my be declared effective or (ii) August 24, 2006. Similar payments will be required if the registration is subsequently suspended beyond certain agreed upon periods.

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         Each of the Company's directors and officers (and certain of their respective family members, companies or trusts owning any Company stock) have agreed in writing that such person or entity will not, without the prior written consent of the holders of at least 75% of the then outstanding principal amount of the Debentures, sell any shares of Company Common Stock he or such entity holds during the period from the Closing Date through the date which is 180 days after the effective date of the Registration Statement. Thereafter, without such consent, such person or entity will not sell shares representing more than 10% of its aggregate holdings in any 30 day period (plus any portion of the permitted amount that was not sold or disposed of during the immediately preceding 30 day period). This limitation will expire when less than $2.5 million in principal amount of Convertible Debentures remain outstanding.

        In connection with the placement of the Debentures, the Company paid to a registered broker dealer that acted as placement agent (the "Placement Agent"), a cash fee of $935,000, agreed to pay 10% of the proceeds realized in the future from exercise of Warrants issued to the Investors, and issued warrants (the "Placement Agent's Warrants") consisting of (x) warrants to purchase an aggregate of 6,666,667 shares of Common Stock having an initial exercise price equal to $0.15, (y) warrants to purchase an aggregate of 3,333,333 shares of Common Stock having an initial exercise price equal to $0.20, and (z) warrants to purchase an aggregate of 3,333,333 shares of Common Stock having an initial exercise price equal to $0.25. Except as specifically noted, these warrants otherwise are on substantially the same terms and conditions as the Investor Warrants. The shares of Common Stock underlying the Placement Agent's Warrants will be included in the Registration Statement. In addition, subject to certain specified conditions, the Company granted to the Placement Agent a right of first refusal to manage any private offering of the Company's equity or debt securities for a period of six months from the Closing Date where the Company retains or otherwise uses the services of an investment bank or similar financial advisor. These first refusal rights are contingent upon the Placement Agent participating in any such future offering on the same terms and conditions as the Company shall receive from a third party. The right of first refusal does not apply to transactions with strategic investors.

         The offering was made only to accredited investors in accordance with
Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

         The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS


(a)     Financial Statements.

None.

(b)     Pro Forma Financial Information.

None.

(c)     Exhibits.

None.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 2, 2006                        AMBIENT CORPORATION

                                            By:  /s/ John Joyce
                                               -------------------------
                                                 John Joyce
                                                 Chief Executive Officer









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